EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 23, 2009, with respect to the statement of condition including the related portfolio of Long-Term Corporate Investment Grade Trust, Series 60 (included in Van Kampen Unit Trusts, Taxable Income Series 208) as of November 23, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-160904) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".



                                                          /s/ GRANT THORNTON LLP


New York, New York
November 23, 2009